Exhibit 99.1

ADMA Biologics to Present at 2019 Cantor Global Healthcare Conference

RAMSEY, N.J. and BOCA RATON, FL., – September 23, 2019 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announces that Adam Grossman, President and Chief Executive Officer, and Brian Lenz, Executive Vice President and Chief Financial Officer, are scheduled to present a corporate overview at the Cantor Global Healthcare Conference, to be held October 2-4, 2019, at the InterContinental New York Barclay, in New York City. ADMA is scheduled to present on Wednesday, October 2, 2019 at 10:40 AM ET.

A webcast of the live presentation will be available on the Company's website at https://ir.admabiologics.com/events-webcasts and will be archived for 90 days following the event.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures and markets three United States Food and Drug Administration (“FDA”) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases. ADMA's mission is to manufacture, market and develop plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

About Primary Immune Deficiency Disease (“PI”)

PI is a class of inherited genetic disorders that causes an individual to have a deficient or absent immune system. According to the World Health Organization, there are approximately 350 different genetic mutations encompassing PI. Some disorders present at birth or in early childhood, the disorders can affect anyone regardless of age or gender. Some affect a single part of the immune system, others may affect one or more components of the system. PI patients are vulnerable to infections and more likely to suffer complications from these infections as compared to individuals with a normal functioning immune system. The infections may occur in any part of the body. Because patients suffering from PI lack a properly functioning immune system, they typically receive monthly treatment with polyclonal immune globulin products. Without this exogenous antibody replacement, these patients would remain vulnerable to persistent and chronic infections. PI has an estimated prevalence of 1:1,200 in the United States, or approximately 250,000 people in the U.S.

About ASCENIV™ (Formerly referred to as RI-002)

ASCENIV™, Immune Globulin Intravenous, Human – slra 10% Liquid, is a plasma-derived, polyclonal, intravenous immune globulin (“IVIG”).  ASCENIV™ is protected by U.S. Patents: 9,107,906, 9,714,283 and 9,815,886.  ASCENIV™ is manufactured using our unique, patented plasma donor screening methodology and tailored plasma pooling design, which blends normal source plasma and plasma from donors tested using our proprietary microneutralization assay.  ASCENIV™ contains naturally occurring polyclonal antibodies.  ASCENIV™ is indicated for the treatment of Primary Humoral Immunodeficiency or Primary Immune Deficiency Disease (“PI”) in adults and adolescents (12 to 17 years of age).  ADMA received FDA approval for ASCENIV™ on April 1, 2019. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease.  ASCENIV™ prevented serious bacterial infection among fifty-nine patients treated for twelve months during the pivotal investigation.  The most common adverse reactions to ASCENIV™ (≥5% of study subjects) were headache, sinusitis, diarrhea, gastroenteritis viral, nasopharyngitis, upper respiratory tract infection, bronchitis, and nausea.  ADMA anticipates the commercial launch of ASCENIV™ during the second half of 2019.  Certain data and other information about ASCENIV™ or ADMA Biologics and its products can be found on the Company’s website at: www.admabiologics.com.

About BIVIGAM®

BIVIGAM® is an immune globulin intravenous (human), 10% liquid, indicated for the treatment of primary humoral immunodeficiency. This includes, but is not limited to, X-linked and congenital agammaglobulinemia, common variable immunodeficiency, Wiskott-Aldrich syndrome and severe combined immunodeficiency. These PIs are a group of genetic disorders. Initially thought to be very rare, it is now believed that as many as 250,000 people in the U.S. have some form of Primary Humoral Immunodeficiency (“PI”). BIVIGAM® contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PI patients against serious infections. BIVIGAM® is a purified, sterile, ready-to-use preparation of concentrated human Immunoglobulin (“IgG”) antibodies. Antibodies are proteins in the human immune system that work to defend against infections and disease. FDA’s initial approval for BIVIGAM® was received by BPC in December 2012, and production of BIVIGAM® was halted by BPC in December 2016. ADMA obtained ownership and all rights, title and interest in BIVIGAM® in June 2017 as part of the Biotest Therapy Business Unit (“BTBU”) acquisition in June 2017 and resumed the production of BIVIGAM® during the fourth quarter of 2017. Based on ADMA’s optimized IVIG manufacturing process, the FDA approved a Prior Approval Supplement to amend the Biologics License Application for the product on May 9, 2019, allowing the Company to resume supplying BIVIGAM® to the U.S. market. The FDA completed the license transfer for BIVIGAM® to ADMA on July 2, 2019. BIVIGAM® was reintroduced to the US market on August 22, 2019. Certain data and other information about BIVIGAM® or ADMA Biologics and its products can be found on the Company’s website at: www.admabiologics.com.

About Nabi-HB®

Nabi-HB® is a hyperimmune globulin that is rich in antibodies to the Hepatitis B virus. Nabi-HB® is a purified human polyclonal antibody product collected from plasma donors who have been previously vaccinated with a Hepatitis B vaccine. Nabi-HB® is indicated for the treatment of acute exposure to blood containing Hepatitis B surface antigen (“HBsAg”), prenatal exposure to infants born to HBsAg-positive mothers, sexual exposure to HBsAg-positive persons and household exposure to persons with acute Hepatitis B virus infection. Hepatitis B is a potentially life-threatening liver infection caused by the Hepatitis B virus. It is a major global health problem and can cause chronic infection and put people at high risk of death from cirrhosis and liver cancer. Nabi-HB® has a well-documented record of long-term safety and effectiveness since its initial market introduction. FDA approval for Nabi-HB® was received on March 24, 1999. Biotest acquired Nabi-HB® from Nabi Biopharmaceuticals in 2007. ADMA obtained ownership and all rights, title and interest in Nabi-HB® in June 2017 as part of the BTBU acquisition and the FDA transferred the license to ADMA on July 2, 2019. Certain data and other information about Nabi-HB® or ADMA Biologics and its products can be found on the Company’s website at: www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our ability to operate in accordance with FDA quality and compliance, regulations and expectations; our ability to provide a continuous supply of BIVIGAM® to PI patients; our ability to successfully pursue commercialization and prelaunch activities for our products; and the potential of our specialty plasma-based biologics products and product candidates to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |